Exhibit 23.6


                    November 6, 1996

                    CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-13111)and the related Prospectus of United Waste Systems, Inc. (the "Company"), for the registration of up to 470,985 shares of its common stock, of our report dated May 20, 1994 with respect to the combined financial statements of Carmel Marina Corporation and Affiliates as of December 31, 1993, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                         HANSON ROTTER GREEN